CONSENT OF ERNST & YOUNG LLP

Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2003, in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-106831) and related Prospectus of MCF Corporation for the registration of 41,947,254 shares of its common stock.

/s/    Ernst & Young LLP

San Francisco, California

September 8, 2003